UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2026

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40770	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 West Cameron Avenue, Suite 210 West Covina, CA	91790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference to the extent applicable.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 17, 2026, Focus Universal Inc. (the “Company”), through a wholly owned subsidiary, Lusher Holding LLC (the “Lusher Holding”), closed the acquisition of Class A office and commercial building along with a four-level parking structure, located at 901 Corporate Center Drive, Monterey Park, California 91754 (the “Property”). The Seller of the Property was 901 Corporate Center, LP (the “Seller”). The Seller does not have a material relationship with the Company, and the acquisition was not an affiliated transaction.

The aggregate purchase price of the Property was $17,700,000, exclusive of closing costs (the “Purchase Price”). The Company made an initial down payment of $525,000 on January 26, 2026. On April 17, 2026, the Company funded the Purchase Price with a loan of $11,050,000 facilitated by a term loan agreement with East West Bank and $5,797,151.82 in cash as a downpayment to close escrow. The Purchase Price was discounted approximately $419,152.91 due to rent prorations, security deposits, and other such pre-paid amounts which resulted in the Company receiving a balance of $2,334 after closing costs. The surveyed aggregate land area of the Property amounts to approximately 464,955 useable square feet or 10.73 acres, which is comprised of four parcels (i.e., Parcel Numbers, 5237-022-014, 046, 047, and 5237-002-021) (the “Parcels”). The Parcels, including its land and improvements, have an aggregate value of approximately $28,424,982 in 2026 according to the Los Angeles County Assessor.

The Property provides approximately 100,743 sq. ft. in rentable Class A office space and has a parking ratio of 4.1/1,000, offering a blend of surface parking and adjacent four-level parking structure with a canopy of solar panels that are currently leased. Currently, the Property is 99.2% occupied by approximately 16 tenants. The Company does not intend to alter the terms of lease agreements in place with the current tenants, most of which have a term of 5 to 8 years. The Company plans to occupy approximately 2,000 square feet of space. The Company has retained Lee & Associates to manage the property while the previous management Jamison Services will remain for 30 days to facilitate the transition.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Lusher Holding entered into a loan with East West Bank to borrow $11,050,000, at 6.25% interest for the first 3 years, then floating at the Wall Street Journal Prime Rate plus (+) 0.25% for the remaining term, with a floor interest rate at 6.25% to facilitate the purchase of the Property (“East West Loan”).

The East West Loan provides for 83 consecutive monthly principal and interest payments of approximately $68,698.64, beginning on May 1, 2026, and subsequently, 83 consequent instalments of principal and interest payments of an estimated amount of approximately $73,917.99 (subject to change based on Wall Street Journal Prime Rate plus 0.25%) each beginning May 1, 2029. A final principal and interest payment of approximately $9,533,143.67 is due on April 1, 2036 (subject to change based on Wall Street Journal Prime Rate plus 0.25%).

The Company is listed as the primary guarantor of the East West Loan and our Chief Executive Officer, Dr. Desheng Wang, is listed as a secondary guarantor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated January 21, 2026.
10.2	First Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated February 20, 2026.
10.3	Second Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated March 5, 2026.
10.4	Third Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated March 13, 2026.
10.5	Business Loan Agreement between Lusher Holding LLC and East West Bank dated March 30, 2026, as filed with the SEC on April 23, 2026.
10.6	Promissory Note between Lusher Holding LLC and East West Bank dated March 30, 2026, as filed with the SEC on April 23, 2026.
99.1	Los Angeles County Assessor’s 2026 Assessment Values of the Parcels
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2026

FOCUS UNIVERSAL INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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